Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8216
brendon.frey@icrinc.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Revenues for Fourth Quarter and Full Year 2019;
Full Year Operating Income Increased 104.4%; Operating Margin Improved to 10.5%
Full Year EPS Increased to $1.66
____________________

NIWOT, COLORADO — February 27, 2020 — Crocs, Inc. (NASDAQ: CROX) a world leader in innovative casual footwear for men, women, and children, today announced its fourth quarter and full year 2019 financial results.

Andrew Rees, President and Chief Executive Officer, said, “Our record fourth quarter and full year top-line combined with our double-digit operating margin underscores the progress we have made executing our key strategic initiatives. Focusing on our core clog and sandal categories and further igniting brand heat through impactful marketing campaigns and collaborations are fueling strong revenue growth. Equally important, the work we’ve done reducing our expense structure is allowing us to translate our top-line success into even stronger earnings growth as we continue to make important investments in the business.”

“Although we begin the new year with great momentum and exciting plans in place to build on our recent growth, our immediate focus is with everyone affected by the coronavirus and ensuring that our employees in China, along with our partners, safely navigate the risks associated with this global health epidemic. Despite this difficult situation, we continue to be very optimistic about our long-term growth prospects in China and our Asia region.”

Fourth Quarter 2019 Operating Results:

•
Revenues were $263.0 million, growing 21.8% over the fourth quarter of 2018, or 22.7% on a constant currency basis. Currencies negatively impacted our revenues by approximately $2.0 million, while store closures reduced our revenues by $2.0 million. Wholesale revenues grew 22.4%, e-commerce revenues grew 34.3%, and retail comparable store sales on a constant currency basis grew 16.0%.

•
Gross margin was 48.0%, compared to 46.2% in last year’s fourth quarter. Adjusted gross margin, which excludes 130 basis points of expenses primarily related to the relocation of our distribution centers in the U.S. and the Netherlands, was 49.3%. Adjusted gross margin rose 310 basis points, driven by favorable product mix, price increases on certain products, lower levels of promotions and discounts, and greater volume helping to leverage our fixed costs. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales and gross margin reconciliation’ schedule below.

•
Selling, general and administrative expenses (“SG&A”) were $117.9 million compared to $113.8 million in the fourth quarter of 2018. Non-recurring charges were $1.2 million compared to $4.6 million in the fourth quarter of 2018. SG&A improved 790 basis points and represented 44.8% of revenues compared to 52.7% in the fourth quarter of 2018, as we continued to drive leverage across the business. Our adjusted SG&A improved 620 basis points and represented 44.4% of revenues compared to 50.6% in the fourth quarter of 2018. For a reconciliation of SG&A to adjusted SG&A, see the ‘Non-GAAP selling, general and administrative expenses reconciliation’ schedule below.

•
Income from operations was $8.4 million compared to loss from operations of $13.9 million in the fourth quarter of 2018. Excluding expenses incurred in connection with the relocation of our distribution centers in the U.S. and the Netherlands and non-recurring SG&A charges, our adjusted income from operations was $12.9 million. For a reconciliation of income from operations to adjusted income from operations, see the ‘Non-GAAP income (loss) from operations and operating margin reconciliation’ schedule below.

•
Our diluted net income per common share was $0.29 for the fourth quarter of 2019, compared to a diluted net loss per common share of $1.72 in the fourth quarter of 2018. Excluding expenses primarily incurred in connection with the relocation of our distribution centers in the U.S. and the Netherlands and non-recurring SG&A charges, adjustments to income tax expense (benefit), and pro forma adjustments related to our previously outstanding Series A Preferred Stock, our adjusted diluted net income per common share was $0.12, compared to a non-GAAP diluted net loss per common share of $0.10 in the fourth quarter of 2018, as detailed on the ‘Non-GAAP earnings per share reconciliation’ schedule below.

2019 Operating Results:

•
Revenues were $1,230.6 million, growing 13.1% over 2018, or 15.6% on a constant currency basis. Store closures reduced our revenues by $17.2 million. Our wholesale revenues grew 13.5%, our e-commerce business grew 24.2%, and our retail comparable store sales grew 12.4%.

•
Gross margin was 50.1% compared to 51.5% in 2018, while gross profit increased $56.9 million. Adjusted gross margin, which excluded 90 basis points of expenses primarily related to the relocation of our distribution centers in the U.S. and the Netherlands, was 51.1%. Adjusted gross margin declined 40 basis points, driven by reduced purchasing power related to currency, offset in part by a higher margin product mix, price increases on certain products, and lower levels of promotions and discounts. For a reconciliation of gross margin to adjusted gross margin, see the ‘Non-GAAP cost of sales and gross margin reconciliation’ schedule below.

•
SG&A was $488.4 million compared to $497.2 million in 2018. Results for 2019 included $2.9 million of non-recurring charges compared to $21.1 million in 2018. As a percent of revenues, SG&A improved 600 basis points to 39.7%. Excluding non-recurring charges, adjusted SG&A as a percent of revenues was 39.5%, an improvement of 430 basis points over 2018. For a reconciliation of SG&A to adjusted SG&A, see the ‘Non-GAAP selling, general and administrative expenses reconciliation’ schedule below.

•
Income from operations of $128.6 million grew 104.4%, compared to $62.9 million in 2018, and operating margin was 10.5%, compared to 5.8% in 2018. Excluding expenses primarily incurred in connection with the relocation of our distribution centers in the U.S. and the Netherlands and non-recurring SG&A charges, adjusted income from operations grew 70.2% to $143.0 million. Adjusted operating margin for 2019 was 11.6% compared to 7.7% in 2018. For a reconciliation of income from operations to adjusted income from operations, see the ‘Non-GAAP income (loss) from operations and operating margin reconciliation’ schedule below.

•
Our diluted net income per common share was $1.66 in 2019 compared to diluted net loss per common share of $1.01 in 2018. Excluding expenses primarily incurred in connection with the relocation of our distribution centers in the U.S. and the Netherlands and non-recurring SG&A charges, adjustments to income tax expense (benefit), and pro forma adjustments related to our previously outstanding Series A Preferred Stock, our adjusted diluted net income per common share was $1.61 compared to $0.86 in 2018, as detailed on the ‘Non-GAAP earnings per share reconciliation’ schedule below.

Balance Sheet and Cash Flow Highlights:

•
Cash and cash equivalents were $108.3 million as of December 31, 2019, compared to $123.4 million as of December 31, 2018. The change in cash and cash equivalents was driven primarily by share repurchases and capital expenditures, partially offset by cash generated from operating activities.

•	Cash provided by operating activities decreased 21.2% to $90.0 million during 2019 compared to $114.2 million during 2018.

•	Inventory increased 38.2% to $172.0 million as of December 31, 2019 compared to $124.5 million as of December 31, 2018, while our inventory turnover ratio increased to 4.3 turns per year.

•
Capital expenditures, including accruals, during the year ended December 31, 2019 were $50.6 million compared to $10.9 million during 2018. The increase primarily reflects expenditures for the relocation of our U.S. distribution center from California to Ohio.

•	At December 31, 2019, there were $205.0 million of borrowings outstanding on our $450.0 million credit facility.

Share Repurchase Activity:

During the fourth quarter of 2019, we repurchased 0.4 million shares of our common stock for $13.7 million, at an average price of $34.73 per share. For the full year, we repurchased 6.1 million shares of our common stock for $147.2 million, at an average price of $24.20 per share. At year end, $508.6 million of our $1 billion share repurchase authorization remained available for future repurchases.

Distribution Center Investment:

The Company completed the relocation of its U.S. distribution center from California to Ohio during the fourth quarter of 2019. In 2019, we entered into a lease to relocate our distribution center in the Netherlands to a larger facility in 2021. We are evaluating similar investments this year and beyond designed to support our anticipated growth.

Financial Outlook:

First Quarter 2020:

With respect to the first quarter of 2020, we expect:

•
Revenues to be between $305 and $325 million compared to $295.9 million in the first quarter of 2019. We anticipate revenues for the first quarter of 2020 will be negatively impacted by approximately $20 to $30 million due to disruptions to our Asia business from COVID-19 (the “coronavirus”) and by approximately $3 million due to currency;

•
Many of our partner stores in China are closed temporarily. For those that remain open, they are operating on a reduced schedule and experiencing lower than usual traffic levels. We are also seeing the broader impact as we are experiencing traffic declines throughout many of our key countries in Asia.

•	Operating margin to be between 9% and 12%, including $3 million of non-recurring expenses for store closures and other provisions in Asia as a result of business disruptions from the coronavirus.

Full Year 2020:

With respect to 2020, we expect:

•
Revenues to be up 8% to 12% over 2019 revenues of $1,230.6 million. We anticipate 2020 revenues will be negatively impacted by $40 to $60 million as a result of disruptions to our Asia business from the coronavirus and approximately $10 million of currency;

•
An operating margin of between 11% and 13%, which includes expenses associated with our new distribution center in the Netherlands and charges for store closures and other provisions in Asia as a result of business disruptions from the coronavirus;

•	Interest expense of approximately $9 million; and

•	A tax rate of approximately 17%.

Conference Call Information:

A conference call to discuss fourth quarter and full year 2019 results is scheduled for today, Thursday, February 27, 2020, at 8:30 a.m. EST. The call participation number is (877) 790-7808. A replay of the conference call will be available approximately two hours after the completion of the call at (800) 585-8367. International participants can dial (647) 689-5638 to take part in the conference call and can access a replay of the call at (416) 621-4642. All of the above calls will require the input of the conference identification number 4936999. The call will also be streamed live on the Crocs website, www.crocs.com, and that audio recording will be available at www.crocs.com through February 27, 2021.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding full year and first quarter 2020 financial outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 27, 2020. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues, margins, capital expenditures, or SG&A, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues	$262,979	$215,989	$1,230,593	$1,088,205
Cost of sales	136,741	116,167	613,537	528,051
Gross profit	126,238	99,822	617,056	560,154
Selling, general and administrative expenses	117,882	113,759	488,407	497,210
Income (loss) from operations	8,356	(13,937)	128,649	62,944
Foreign currency gains (losses), net	(430)	(269)	(1,323)	1,318
Interest income	108	434	601	1,281
Interest expense	(1,893)	(584)	(8,636)	(955)
Other income, net	79	340	31	569
Income (loss) before income taxes	6,220	(14,016)	119,322	65,157
Income tax expense (benefit)	(13,693)	(3,130)	(175)	14,720
Net income (loss)	19,913	(10,886)	119,497	50,437
Dividends on Series A convertible preferred stock (1)	—	(99,224)	—	(108,224)
Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature (1)	—	(8,575)	—	(11,429)
Net income (loss) attributable to common stockholders	$19,913	$(118,685)	$119,497	$(69,216)
Net income (loss) per common share:
Basic	$0.29	$(1.72)	$1.70	$(1.01)
Diluted	$0.29	$(1.72)	$1.66	$(1.01)
Weighted average common shares outstanding:
Basic	68,441	69,010	70,357	68,421
Diluted	69,843	69,010	71,771	68,421

Gross margin	48.0%	46.2%	50.1%	51.5%
Operating margin	3.2%	(6.5)%	10.5%	5.8%
Selling, general and administrative expenses as a percentage of revenues	44.8%	52.7%	39.7%	45.7%
(1) On December 5, 2018, all issued and outstanding shares of Series A Convertible Preferred Stock were repurchased in exchange for cash or converted to common stock. As a result, amounts reported for the three months and year ended December 31, 2018, include amounts resulting from the repurchase and conversion, in addition to dividends, payments to induce conversion, and accretion of dividend equivalents prior to December 5, 2018.

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Numerator:
Net income (loss) attributable to common stockholders (1)	$19,913	$(118,685)	$119,497	$(69,216)
Denominator:
Weighted average common shares outstanding - basic	68,441	69,010	70,357	68,421
Plus: dilutive effect of stock options and unvested restricted stock units	1,402	—	1,414	—
Weighted average common shares outstanding - diluted	69,843	69,010	71,771	68,421

Net income (loss) per common share:
Basic	$0.29	$(1.72)	$1.70	$(1.01)
Diluted	$0.29	$(1.72)	$1.66	$(1.01)
(1) Net loss attributable to common stockholders for the three months and year ended December 31, 2018 reflects the repurchase and conversion of Series A Convertible Preferred Stock.

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$108,253	$123,367
Accounts receivable, net of allowances of $18,797 and $20,477, respectively	108,199	97,627
Inventories	172,028	124,491
Income taxes receivable	1,341	3,041
Other receivables	8,711	7,703
Restricted cash — current	1,500	1,946
Prepaid expenses and other assets	25,350	22,123
Total current assets	425,382	380,298
Property and equipment, net	47,405	22,211
Intangible assets, net	47,095	45,690
Goodwill	1,578	1,614
Deferred tax assets, net	24,747	8,663
Restricted cash	2,292	2,217
Right-of-use assets	182,228	—
Other assets	8,075	8,208
Total assets	$738,802	$468,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,754	$77,231
Accrued expenses and other liabilities	108,677	102,171
Income taxes payable	4,207	5,089
Current operating lease liabilities	48,585	—
Total current liabilities	257,223	184,491
Long-term income taxes payable	4,522	4,656
Long-term borrowings	205,000	120,000
Long-term operating lease liabilities	140,148	—
Other liabilities	4	9,446
Total liabilities	606,897	318,593
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.001 per share, 104.0 million and 103.0 million issued, 68.2 million and 73.3 million shares outstanding, respectively	104	103
Treasury stock, at cost, 35.8 million and 29.7 million shares, respectively	(546,208)	(397,491)
Additional paid-in capital	495,903	481,133
Retained earnings	240,485	121,215
Accumulated other comprehensive loss	(58,379)	(54,652)
Total stockholders’ equity	131,905	150,308
Total liabilities and stockholders’ equity	$738,802	$468,901

CROCS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$119,497	$50,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,213	29,250
Unrealized foreign currency gain, net	(1,140)	(1,455)
Loss (gain) on disposals of assets	(213)	5,019
Share-based compensation	14,412	13,105
Asset impairments	—	2,182
Operating lease cost	60,142	—
Provision for doubtful accounts, net	1,566	711
Deferred taxes	(16,259)	959
Other non-cash items	(963)	1,994
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(15,015)	(24,623)
Inventories	(48,156)	(1,987)
Prepaid expenses and other assets	(4,012)	9,703
Accounts payable	6,032	12,953
Accrued expenses and other liabilities	13,265	18,065
Operating lease liabilities	(64,313)	—
Income taxes	902	(2,151)
Cash provided by operating activities	89,958	114,162
Cash flows from investing activities:
Purchases of property, equipment, and software	(36,576)	(11,979)
Proceeds from disposal of property and equipment	616	1,856
Other	(276)	13
Cash used in investing activities	(36,236)	(10,110)
Cash flows from financing activities:
Proceeds from borrowings	315,000	120,000
Repayments of borrowings	(230,000)	(662)
Series A preferred stock repurchase	—	(183,724)
Dividends — Series A convertible preferred stock (1)	(2,985)	(21,015)
Repurchases of common stock	(147,190)	(63,131)
Other	(3,463)	(270)
Cash used in financing activities	(68,638)	(148,802)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(569)	(4,775)
Net change in cash, cash equivalents, and restricted cash	(15,485)	(49,525)
Cash, cash equivalents, and restricted cash — beginning of year	127,530	177,055
Cash, cash equivalents, and restricted cash — end of year	$112,045	$127,530

Cash paid for interest	$7,519	$462
Cash paid for income taxes	16,050	18,633
(1) Represents $3.0 million paid to induce conversion of the Series A Convertible Preferred Stock to common stock during the year ended December 31, 2019 and Series A Convertible Preferred Stock cash dividends paid of $9.0 million and $12.0 million paid to induce conversion for the year ended December 31, 2018.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales”, “Non-GAAP gross margin”, “Non-GAAP selling, general, and administrative expenses”, “Non-GAAP income (loss) from operations and operating margin”, “Non-GAAP income tax expense (benefit) and effective tax rate”, “Non-GAAP net income (loss) attributable to common stockholders”, “Non-GAAP weighted average common shares outstanding - basic and diluted”, and “Non-GAAP basic and diluted net income (loss) per common share”, which are non-GAAP financial measures. Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements for the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period. We believe the use of constant currency enhances the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

We use non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months and year ended December 31, 2019, we believe it is helpful to evaluate our results excluding the impacts of the Series A Preferred Stock transaction, expenses incurred in connection with relocating our distribution centers, and certain non-recurring charges. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Non-GAAP cost of sales and gross margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$262,979	$215,989	$1,230,593	$1,088,205

GAAP cost of sales	$136,741	$116,167	$613,537	$528,051
New distribution centers (1)	(3,413)	—	(11,394)	—
Other	84	—	(91)	—
Total adjustments	(3,329)	—	(11,485)	—
Non-GAAP cost of sales	$133,412	$116,167	$602,052	$528,051

GAAP gross margin	$126,238	$99,822	$617,056	$560,154
GAAP gross margin as a percent of revenues	48.0%	46.2%	50.1%	51.5%

Non-GAAP gross margin	$129,567	$99,822	$628,541	$560,154
Non-GAAP gross margin as a percent of revenues	49.3%	46.2%	51.1%	51.5%
(1) Primarily represents expenses related to our new distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.

Non-GAAP selling, general and administrative expenses reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$262,979	$215,989	$1,230,593	$1,088,205

GAAP selling, general and administrative expenses	$117,882	$113,759	$488,407	$497,210
Closure of manufacturing and distribution facilities (1)	—	(741)	—	(13,712)
Non-recurring expenses associated with cost reduction initiatives (2)	(584)	(2,509)	(2,282)	(6,082)
Accelerated depreciation of assets (3)	—	(1,306)	—	(1,306)
Offering fees (4)	(589)	—	(589)	—
Total adjustments	(1,173)	(4,556)	(2,871)	(21,100)
Non-GAAP selling, general and administrative expenses (5)	$116,709	$109,203	$485,536	$476,110

GAAP selling, general and administrative expenses as a percent of revenues	44.8%	52.7%	39.7%	45.7%
Non-GAAP selling, general and administrative expenses as a percent of revenues	44.4%	50.6%	39.5%	43.8%
(1) Represents non-recurring expenses associated with the 2018 closures of Mexico and Italy manufacturing and distribution facilities.
(2) Represents non-recurring expenses associated with cost reduction initiatives in 2019 and our SG&A reduction plan in 2018.
(3) Represents non-recurring expenses related to the relocation of the Crocs corporate headquarters planned for March 2020.
(4) Represents fees associated with the November 4, 2019 underwritten public offering, in which certain investment funds affiliated with The Blackstone Group Inc. sold 6.9 million shares of our stock to Morgan Stanley & Co. LLC. We did not receive any proceeds from this sale.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income (loss) from operations and operating margin reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
GAAP revenues	$262,979	$215,989	$1,230,593	$1,088,205

GAAP income (loss) from operations	$8,356	$(13,937)	$128,649	$62,944
Non-GAAP cost of sales adjustments (1)	3,329	—	11,485	—
Non-GAAP selling, general and administrative expenses adjustments (2)	1,173	4,556	2,871	21,100
Non-GAAP income (loss) from operations	$12,858	$(9,381)	$143,005	$84,044

GAAP operating margin	3.2%	(6.5)%	10.5%	5.8%
Non-GAAP operating margin	4.9%	(4.3)%	11.6%	7.7%
(1) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more details.
(2) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
GAAP income (loss) from operations	$8,356	$(13,937)	$128,649	$62,944
GAAP income (loss) before income taxes	6,220	(14,016)	119,322	65,157

Non-GAAP income (loss) from operations (1)	$12,858	$(9,381)	$143,005	$84,044
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	(430)	(269)	(1,323)	1,318
Interest income	108	434	601	1,281
Interest expense	(1,893)	(584)	(8,636)	(955)
Other income, net	79	340	31	569
Non-GAAP income (loss) before income taxes	$10,722	$(9,460)	$133,678	$86,257

GAAP income tax expense (benefit)	$(13,693)	$(3,130)	$(175)	$14,720
Tax effect of non-GAAP operating adjustments and benefit of U.S. deferred tax assets previously subject to valuation allowance (2)	15,781	—	18,244	—
Non-GAAP income tax expense (benefit)	$2,088	$(3,130)	$18,069	$14,720

GAAP effective income tax rate	(220.1)%	22.3%	(0.1)%	22.6%
Non-GAAP effective income tax rate	19.5%	33.1%	13.5%	17.1%
(1) See ‘Non-GAAP income (loss) from operations and operating margin reconciliation’ above for more details.
(2) Prior to the three months ended December 31, 2019, non-GAAP operating adjustments were in jurisdictions subject to a full valuation allowance, and thus had no material net tax impact.

Non-GAAP earnings per share reconciliation: (1)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)
Numerator:
GAAP net income (loss) attributable to common stockholders	$19,913	$(118,685)	$119,497	$(69,216)
Preferred share dividends and dividend equivalents (2)	—	107,799	—	119,653
Non-GAAP cost of sales adjustments (3)	3,329	—	11,485	—
Non-GAAP selling, general and administrative expenses adjustments (4)	1,173	4,556	2,871	21,100
Pro forma interest (5)	—	(1,407)	—	(5,628)
Non-GAAP income tax adjustment (6)	(15,781)	—	(18,244)	—
Non-GAAP net income (loss) attributable to common stockholders	$8,634	$(7,737)	$115,609	$65,909
Denominator:
GAAP weighted average common shares outstanding - basic	68,441	69,010	70,357	68,421
Plus: GAAP dilutive effect of stock options and unvested restricted stock units in both periods and Series A Preferred in 2018	1,402	—	1,414	—
GAAP weighted average common shares outstanding - diluted	69,843	69,010	71,771	68,421

GAAP weighted average common shares outstanding - basic		69,010		68,421
Non-GAAP weighted average converted common shares outstanding adjustment (7)		4,723		6,349
Non-GAAP weighted average common shares outstanding - basic (8)		73,733		74,770
Plus: dilutive effect of stock options and unvested restricted stock units (9)		—		1,936
Non-GAAP weighted average common shares outstanding - diluted (10)		73,733		76,706

GAAP net income (loss) per common share:
Basic	$0.29	$(1.72)	$1.70	$(1.01)
Diluted	$0.29	$(1.72)	$1.66	$(1.01)

Non-GAAP net income (loss) per common share:
Basic (11)	$0.13	$(0.10)	$1.64	$0.88
Diluted (12)	$0.12	$(0.10)	$1.61	$0.86
(1) Non-GAAP earnings per share calculation for the three months and year ended December 31, 2018 assumes the repurchase and conversion of the Series A Convertible Preferred Stock occurred on December 31, 2017 (“the Conversion”).
(2) Adjustment adds back dividends and dividend equivalents for Series A Convertible Preferred Stock in calculating non-GAAP net income attributable to common stockholders for the three months and year ended December 31, 2018.
(3) See ‘Non-GAAP cost of sales and gross margin reconciliation’ above for more information.
(4) See ‘Non-GAAP selling, general and administrative expenses reconciliation’ above for more information.
(5) Pro forma interest for the three months and year ended December 31, 2018 assumes borrowings of $120.0 million were outstanding for all of 2018 at a rate of 4.69% to partially finance the Conversion. Calculation assumes no repayments and no financing fees.
(6) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.
(7) Adjustment represents the incremental increase in weighted average common shares outstanding for the three months and year ended December 31, 2018 resulting from the Conversion.

(8) Non-GAAP weighted average common shares outstanding - basic for the three months and year ended December 31, 2018 assumes the Conversion.
(9) Adjustment reflects the dilutive impact of stock options and restricted stock units for the three months and year ended December 31, 2018.
(10) Non-GAAP weighted average common shares outstanding - diluted for the three months and year ended December 31, 2018 assumes the Conversion.
(11) Non-GAAP net income (loss) per common share - basic for the three months and years ended December 31, 2019 and 2018 uses the non-GAAP income (loss) attributable to common stockholders and for the year ended December 31, 2018 assumes the Conversion.
(12) Non-GAAP net income (loss) per common share - diluted for the three months and years ended December 31, 2019 and 2018 uses the non-GAAP income (loss) attributable to common stockholders and for the year ended December 31, 2018 assumes the Conversion.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY CHANNEL

	Three Months Ended December 31,		Year Ended December 31,		% Change		Constant Currency % Change (1)
	2019	2018	2019	2018	Q4 ‘19-‘18	2019-2018	Q4 ‘19-‘18	2019-2018
	($ in thousands)
Wholesale:
Americas	$58,438	$45,320	$275,284	$216,797	28.9%	27.0%	31.1%	28.3%
Asia Pacific	37,937	30,958	207,405	203,110	22.5%	2.1%	22.1%	4.9%
EMEA	28,795	24,842	173,480	154,992	15.9%	11.9%	18.5%	18.6%
Other businesses	(117)	1,012	58	3,145	(111.6)%	(98.2)%	(111.7)%	(98.2)%
Total wholesale	125,053	102,132	656,227	578,044	22.4%	13.5%	23.9%	16.8%
Retail:
Americas	59,578	48,249	241,694	204,806	23.5%	18.0%	23.5%	18.1%
Asia Pacific	13,892	15,905	74,793	87,264	(12.7)%	(14.3)%	(11.0)%	(10.8)%
EMEA	5,422	5,757	30,875	35,358	(5.8)%	(12.7)%	(5.7)%	(8.8)%
Total retail	78,892	69,911	347,362	327,428	12.8%	6.1%	13.2%	7.5%
E-commerce:
Americas	37,741	28,074	123,537	98,589	34.4%	25.3%	34.4%	25.5%
Asia Pacific	12,521	9,090	65,874	54,224	37.7%	21.5%	38.9%	25.6%
EMEA	8,772	6,782	37,593	29,920	29.3%	25.6%	31.8%	31.6%
Total e-commerce	59,034	43,946	227,004	182,733	34.3%	24.2%	34.9%	26.5%
Total revenues	$262,979	$215,989	$1,230,593	$1,088,205	21.8%	13.1%	22.7%	15.6%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP Measures to Non-GAAP Measures” for more information.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS

	September 30, 2019	Opened	Closed/Transferred	December 31, 2019
Type:
Outlet stores	194	1	2	193
Retail stores	109	2	2	109
Kiosk/store-in-store	65	—	—	65
Total	368	3	4	367
Operating segment:
Americas	165	—	—	165
Asia Pacific	146	2	3	145
EMEA	57	1	1	57
Total	368	3	4	367

	December 31, 2018	Opened	Closed/Transferred	December 31, 2019
Type:
Outlet stores	195	10	12	193
Retail stores	120	4	15	109
Kiosk/store-in-store	68	1	4	65
Total	383	15	31	367
Operating segment:
Americas	168	1	4	165
Asia Pacific	153	12	20	145
EMEA	62	2	7	57
Total	383	15	31	367

CROCS, INC. AND SUBSIDIARIES
COMPARABLE RETAIL STORE SALES AND DIRECT TO CONSUMER COMPARABLE STORE SALES

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Comparable retail store sales: (2)
Americas	24.2%	17.3%	18.8%	14.0%
Asia Pacific	(5.8)%	6.2%	(2.0)%	4.0%
EMEA	(1.4)%	4.7%	5.0%	10.1%
Global	16.0%	13.4%	12.4%	10.8%

	Constant Currency (1)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Direct-to-consumer comparable store sales (includes retail and e-commerce): (2)
Americas	28.1%	21.2%	21.0%	16.7%
Asia Pacific	5.7%	2.7%	5.6%	8.8%
EMEA	11.5%	16.1%	13.3%	15.6%
Global	21.7%	16.0%	16.0%	14.3%
(1)  Reflects period over period change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Measures” for more information.
(2)  Comparable store status is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenues are based on same site sales period over period.